UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 18, 2016

SKULLCANDY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35240	56-2362196
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 West Ute. Blvd, Suite 250 Park City, Utah	84098
(Address of principal executive offices)	(Zip Code)
(435) 940-1545
(Registrant’s telephone number, including area code):
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

(a) The Company held its 2016 Annual Meeting of Stockholders on May 18, 2016.
(b) The final results of the voting for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Item 1 - Election of Directors
Stockholders elected the following nominees for director to serve a three-year term expiring at the Company’s 2019 annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.

Name	Votes For	Withheld	Broker Non-Votes
D. Scott Olivet	14,637,940	973,250	9,284,986
Greg Warnock	14,861,333	749,857	9,284,986
Item 2 - Ratification of Selection of Independent Registered Public Accountants
Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016. No Broker Non-Votes resulted from the vote on this proposal.

For:	24,488,479
Against:	363,143
Abstain	44,554

Item 3 - Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say- on-Pay Vote”)
Stockholders approved this item.

For:	14,402,115
Against:	1,189,427
Abstain	19,648
Broker Non-Votes	9,284,986
No other matters were submitted for stockholder action.
(c) Not applicable.
(d) Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2016

SKULLCANDY, INC.

By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer, VP Strategic Initiatives and Corporate Affairs